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                                                              EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Post Effective Amendment No. 6 to the Shelf Registration Statement on Form S-4 (No. 333-12319), in the Shelf Registration Statement on Form S-3 (No. 333-43917) and in the Registration Statement on Form S-8 (No. 333-11791) pertaining to the 1996 Incentive Stock Plan, 1996 Non-Employee Director Stock Option Plan and 1996 Employee Stock Purchase Plan of Service Experts, Inc. of our report dated February 23, 1998, with respect to the consolidated financial statements of Service Experts, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


Nashville, Tennessee
March 13, 1998